Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL
Monday, July 28, 2008
Contact: John K. Bakewell
(901) 867-4527
Wright Medical Group, Inc. Reports Results for Second
Quarter Ended June 30, 2008
Record Sales and Strong Operating Leverage Combine for 37% Increase
in Adjusted Operating Income
Company Exceeds Communicated Sales and Earnings Guidance for Second Quarter;
Upwardly Revises Full Year Outlook
ARLINGTON, TN — July 28, 2008 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its second quarter ended June 30, 2008.
Net sales totaled $118.5 million during the second quarter ended June 30, 2008, representing a 21% increase over net sales of $98.0 million during the second quarter of 2007, exceeding its previously communicated outlook range of $113.5 million to $115.5 million. Net sales during the second quarter reached a record level for any quarter in the Company’s history. Excluding the impact of foreign currency, net sales increased 17% during the second quarter.
For the second quarter of 2008, the Company recorded a net loss of $2.4 million, or ($0.06) per diluted share, compared to a net loss for the second quarter of 2007 of $2.1 million, or ($0.06) per diluted share. Net loss for the second quarter of 2008 included the after-tax effects of approximately $3.6 million of non-cash stock-based compensation expense, $3.1 million of restructuring charges related to the previously announced closure of the Company’s Toulon, France operations, $2.5 million of acquired in-process research & development costs, $2.6 million of charges associated with a previously disclosed unfavorable appellate court decision and $1.5 million of expenses related to the ongoing Department of Justice inquiry. Net loss for the second quarter of 2007 included the after-tax effect of approximately $7.5 million of restructuring charges, $3.8 million of non-cash stock-based compensation expense and $200,000 of acquisition related inventory step-up amortization.
Excluding those items previously mentioned, second quarter net income, as adjusted, increased 18% to $7.2 million in 2008 from $6.0 million in 2007, while diluted earnings per share, as adjusted, increased 12% to $0.19 for the second quarter of 2008 from $0.17 per diluted share for the second quarter of 2007. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are quite pleased with our second quarter results, which again exceeded the upper end of our outlook ranges for both sales and adjusted earnings per share. This quarter’s sales results were driven by the outstanding sales performances of both our international business, which grew by 25%, and our domestic business, which grew by 18% this quarter, led by the continued outstanding performance of our domestic extremities business which grew by 53% despite the annualization of last year’s Darco and R&R Medical acquisitions. In addition to this excellent sales performance, we are very pleased with our ability to leverage the business this quarter, with adjusted operating income growing 37%, and well in excess of our top-line growth.”
Mr. Henley continued, “Our outlook for the remainder of 2008 calls for continued strong financial performance, both at the top- and bottom-lines. Globally, we expect our reconstructive joint product line, which posted sales growth of 15% on a constant currency basis during the second quarter, to perform well during the second half of the year. Additionally, we anticipate that our extremities franchise will continue to excel, driven by the success of our foot and ankle expansion initiative which was further strengthened by our recent acquisition of Inbone Technologies’ total ankle and bone fusion product lines. Altogether, we believe that our second-half sales performance, accompanied by continued expense leverage, will produce strong adjusted operating income growth for the remainder of the year and position us for continued success as we enter 2009.”

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Sales Review
Globally, the Company experienced growth across all of its major product lines during the second quarter of 2008. Specifically, global net sales of the Company’s extremity, knee, hip, and biologics product lines increased by 49%, 21%, 20% and 4%, respectively, during the second quarter of 2008 when compared to the second quarter of 2007.
Domestic sales totaled $69.1 million during the second quarter of 2008, representing an increase of 18% compared to prior year. Second quarter domestic sales of the Company’s extremity, knee, biologics, and hip product lines reflected growth of 53%, 16%, 14% and 2%, respectively.
International sales, as reported, were $49.3 million for the second quarter of 2008, representing an increase of 25% compared to prior year. The Company’s international sales results included a favorable foreign currency impact totaling approximately $4.2 million during the second quarter of 2008. Excluding the impact of foreign currency, international sales increased by 15% during the second quarter of 2008.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the third quarter of 2008 exclude the effect of possible future acquisitions, other material future business developments, the impact of recording non-cash stock-based compensation and restructuring charges, and costs associated with the Company’s ongoing Department of Justice inquiry.
The Company has upwardly revised its sales target for the full year 2008 to a range of $465 million to $470 million compared to its previously-communicated guidance range of $455 million to $465 million. This new sales target represents annualized growth between approximately 20% and 22%. The Company is also revising its previously-communicated as-adjusted earnings per share outlook to a target range for the full year of $0.88 to $0.92 per diluted share, up from $0.87 to $0.91 per share. The Company continues to anticipate strong operating performance during 2008 with expectations for annual adjusted operating income growth remaining at 30% to 40% for the full year.
The Company’s anticipated targets for the third quarter of 2008 for net sales are in the range of $109 million to $111 million, representing sales growth objectives between approximately 19% and 21% for the quarter, with as-adjusted earnings per share results ranging from $0.17 to $0.19 per diluted share.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.26 to $0.28 per diluted share for the full year 2008 and $0.07 to $0.08 per diluted share for the third quarter of 2008. With regard to restructuring charges, the Company has upwardly revised its estimate of total pre-tax charges related to the closing of the Toulon facilities to a range of approximately $28 million to $32 million, of which $23.8 million have been incurred to date. This revision reflects the unfavorable impact of the U.S. dollar to Euro exchange rate and increased estimates for the impact of employee litigation.
The Company’s anticipated targets for net sales, adjusted earnings per share, and stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-711-8198 (domestic) or 617-597-5327 (international). The participant passcode for the call is 32135118. To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until 6:30 p.m. (Central Time) on August 4, 2008. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 35077398. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the DOJ inquiry, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2007, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any

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forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Net sales	$118,477	$98,008	$234,342	$192,295
Cost of sales	34,811	28,770	67,249	55,735

Gross profit	83,666	69,238	167,093	136,560

Operating expenses:
Selling, general and administrative	68,875	56,307	135,464	110,233
Research and development	8,378	6,853	16,377	14,955
Amortization of intangible assets	1,276	970	2,317	1,825
Restructuring charges	3,095	7,539	4,910	7,539
Acquired in-process research and development	2,490	—	2,490	—

Total operating expenses	84,114	71,669	161,558	134,552

Operating (loss) income	(448)	(2,431)	5,535	2,008
Interest expense (income), net	773	(399)	410	(1,003)
Other expense (income), net	403	51	(623)	55

Income (loss) before income taxes	(1,624)	(2,083)	5,748	2,956
Provision for income taxes	733	7	4,047	1,857

Net (loss) income	$(2,357)	$(2,090)	$1,701	$1,099

Net (loss) income per share, basic	$(0.06)	$(0.06)	$0.05	$0.03

Net (loss) income per share, diluted	$(0.06)	$(0.06)	$0.05	$0.03

Weighted-average number of common shares outstanding, basic	36,832	35,654	36,718	35,468

Weighted-average number of common shares outstanding, diluted	36,832	35,654	37,313	36,137

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2008	2007	change	2008	2007	change
Geographic
Domestic	$69,141	$58,609	18.0%	$136,359	$114,705	18.9%
International	49,336	39,399	25.2%	97,983	77,590	26.3%

Total net sales	$118,477	$98,008	20.9%	$234,342	$192,295	21.9%

Product Line
Hip products	$41,411	$34,568	19.8%	$81,311	$68,974	17.9%
Knee products	31,248	25,752	21.3%	61,424	51,284	19.8%
Extremity products	21,903	14,671	49.3%	42,364	27,673	53.1%
Biologics products	20,673	19,890	3.9%	41,351	38,112	8.5%
Other	3,242	3,127	3.7%	7,892	6,252	26.2%

Total net sales	$118,477	$98,008	20.9%	$234,342	$192,295	21.9%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008		June 30, 2008
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$49,336	$118,477	$97,983	$234,342
Currency impact as compared to prior period	(4,174)	(4,174)	(8,252)	(8,252)

Net sales, excluding the impact of foreign currency	$45,162	$114,303	$89,731	$226,090

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Operating Income
Operating (loss) income, as reported	$(448)	$(2,431)	$5,535	$2,008
Reconciling items impacting Gross Profit:
Inventory step-up amortization	—	200	73	200
Non-cash, stock-based compensation	308	542	652	1,033

Total	308	742	725	1,233

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,846	2,934	5,817	5,894
Department of Justice inquiry	1,462	—	3,186	—
Appellate court decision	2,346	—	2,346	—

Total	6,654	2,934	11,349	5,894

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	417	336	666	1,617

Other Reconciling Items:
Restructuring charges	3,095	7,539	4,910	7,539
Acquired in-process research and development	2,490	—	2,490	—

Total	5,585	7,539	7,400	7,539

Operating income, as adjusted	$12,516	$9,120	$25,675	$18,291

Operating income, as adjusted, as a percentage of net sales	10.6%	9.3%	11.0%	9.5%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Net Income
Net (loss) income, as reported	$(2,357)	$(2,090)	$1,701	$1,099
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,571	3,812	7,135	8,544
Restructuring charges	3,095	7,539	4,910	7,539
Inventory step-up amortization	—	200	73	200
Department of Justice inquiry	1,462	—	3,186	—
Appellate court decision (including interest)	2,638	—	2,638	—
Acquired in-process research and development	2,490	—	2,490	—

Total	13,256	11,551	20,432	16,283

Tax effect of reconciling items:
Non-cash, stock-based compensation	(1,061)	(817)	(1,980)	(2,083)
Restructuring charges	(1,067)	(2,526)	(1,730)	(2,526)
Inventory step-up amortization	—	—	(29)	—
Department of Justice inquiry	(576)	—	(1,256)	—
Appellate court decision	(1,039)	(78)	(1,039)	(78)
Acquired in-process research and development	—	—	—	—

Total	(3,743)	(3,421)	(6,034)	(4,687)

Net income, as adjusted	$7,156	$6,040	$16,099	$12,695

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income	$(2,357)	$7,156	$(2,090)	$6,040
Interest expense on convertible notes	N/A	937	N/A	N/A

Diluted net (loss) income	$(2,357)	$8,093	$(2,090)	$6,040

Basic shares	36,832	36,832	35,654	35,654
Dilutive effect of stock options and restricted shares	—	663	—	710
Dilutive effect of convertible notes	—	6,126	N/A	N/A

Diluted shares	36,832	43,621	35,654	36,364

Net (loss) income per share, diluted	$(0.06)	$0.19	$(0.06)	$0.17

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$1,701	$16,099	$1,099	$12,695
Interest expense on convertible notes	N/A	1,874	N/A	N/A

Diluted net income	$1,701	$17,973	$1,099	$12,695

Basic shares	36,718	36,718	35,468	35,468
Dilutive effect of stock options and restricted shares	595	595	669	669
Dilutive effect of convertible notes	—	6,126	N/A	N/A

Diluted shares	37,313	43,439	36,137	36,137

Net income per share, diluted	$0.05	$0.41	$0.03	$0.35

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Net Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.06)	$(0.06)	$0.05	$0.03
Interest expense on convertible notes	0.02	N/A	0.04	N/A
Dilutive effect of convertible notes	0.01	N/A	(0.01)	N/A
Non-cash, stock-based compensation	0.06	0.08	0.12	0.18
Restructuring charges	0.05	0.14	0.07	0.14
Inventory step-up amortization	—	0.00	0.00	0.00
Department of Justice inquiry	0.02	—	0.04	—
Appellate court decision	0.04	—	0.04	—
Acquired in-process research and development	0.06	—	0.06	—

Net income, as adjusted, per diluted share	$0.19	$0.17	$0.41	$0.35

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Effective tax rate, as reported	(45.1%)	(0.3%)	70.4%	62.8%
Non-cash, stock-based expense	(3.9%)	(9.9%)	(4.0%)	(7.7%)

Restructuring charges	167.5%	46.7%	(16.2%)	(21.0%)

Inventory step-up amortization	—	(0.3%)	0.0%	(0.1%)
Department of Justice inquiry	(0.7%)	—	(0.6%)	—
Appellate court decision	(2.4%)	—	(0.8%)	—
Acquired in-process research and development	(76.9%)	—	(10.3%)	—

Effective tax rate, as adjusted	38.5%	36.2%	38.5%	34.0%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$175,587	$229,026
Marketable securities	9,882	15,535
Accounts receivable, net	108,018	83,801
Inventories	147,701	115,290
Prepaid expenses and other current assets	45,490	45,342
Assets held for sale	—	2,207

Total current assets	486,678	491,201

Property, plant and equipment, net	117,256	99,037
Intangible assets, net	70,568	39,420
Other assets	43,890	40,327

Total assets	$718,392	$669,985

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,886	$19,764
Accrued expenses and other current liabilities	66,175	53,069
Current portion of long-term obligations	92	551

Total current liabilities	95,153	73,384

Long-term obligations	200,121	200,455
Other liabilities	13,396	7,365

Total liabilities	308,670	281,204

Stockholders’ equity	409,722	388,781

Total liabilities and stockholders’ equity	$718,392	$669,985